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                                  EXHIBIT 5.11

     Form of Amendment Number 3 to Investment Sub-Advisory Agreement between
               Hartford Investment Financial Services Company and
                        Wellington Management Company LLP

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             AMENDMENT NUMBER 3 TO INVESTMENT SUB-ADVISORY AGREEMENT

        The Investment Sub-Advisory Agreement between Hartford Investment Financial Services Company and Wellington Management Company, LLP ("Wellington Management") dated March 3, 1997, as amended by Amendment Number 1 to Investment Sub-Advisory Agreement dated December 31, 1997 and Amendment Number 2 to Investment Sub-Advisory Agreement dated April 22, 1998 (as amended, the "Agreement") is hereby amended to include The Hartford Global Leaders Fund (the "Fund") as an additional Portfolio. All provisions in the Agreement shall apply to the Fund except that the management fee shall be as follows:

        A fee accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:


    Net Asset Value                                  Annual Rate
    ---------------                                  -----------
    First $50,000,000                                0.40%
    Next $100,000,000                                0.30%
    Next $350,000,000                                0.25%
    Next $500,000,000                                0.20%
    Amount Over $1 Billion                           0.175%

        Wellington Management shall waive 100% of its sub-advisory fee until shareholder assets of the Fund reach $50 million (exclusive of money invested by HIFSCO or its affiliates).

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the _______ day of ________, 1998.


                              HARTFORD INVESTMENT FINANCIAL
                              SERVICES COMPANY

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                              By:
                              Title:

                              WELLINGTON MANAGEMENT COMPANY, LLP

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                              By:
                              Title: